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Operator

Welcome to the Dycom conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session and instructions will be given at that time. (Operator Instructions).

I would now like to turn the conference over to our host, Steven Nielsen, President and CEO. Please go ahead.

Steven Nielsen - Dycom Industries — President & CEO

Thank you, Martha. Good afternoon, everyone. I would like to thank you for attending this conference call to review expectations for our second quarter. With me we have in attendance Drew DeFerrari, our Chief Financial Officer; and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet.

Rick Vilsoet - Dycom Industries — General Counsel

Thank you, Steve. Except for historical information, the statements made by the Company’s management during this call may be forward looking and are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates, and projections, and involve known and unknown risks and uncertainties which may cause actual results to differ materially from forecasted results. These risks and uncertainties are more fully described in the company’s filings with the Securities and Exchange Commission. The company does not undertake to update forward-looking information. Steve.

Steven Nielsen - Dycom Industries — President & CEO

Thanks, Rick. This morning before the markets opened, we lowered our expectations for the second quarter of fiscal 2009, which ended January 24. Revenue is expected to be approximately $245 million, with a loss expected of $0.02 per share from continuing operations. Included in this loss is a pretax gain of approximately $1.3 million or $0.02 per share on an after-tax basis related to the buyback of $4.65 million in aggregate principal amount of the Company’s senior subordinated notes due 2015. This loss excludes an impairment charge associated with the Company’s goodwill.

These preliminary results were impacted by decline in customer spending during the latter part of the quarter, reflecting current economic conditions, which have prompted customers to reduce near-term capital spending plans. This was evident in the delayed approval of calendar 2009 budgets by certain customers, the pace with which approved budgets were executed during January, and overall volumes of available work. Customer spending declines were not the consequence of any noteworthy customer project cancellations. Due to the pace of December and January’s unexpected revenue decline, gross margin was negatively affected. This was compounded by winter weather, which was more difficult than in the year-ago period. We are continuing to actively address cost reductions as appropriate.

While disappointed by these results, we retain strong customer relationships and a robust balance sheet. We are well positioned to respond to our customers’ needs when their spending intensity returns and we remain confident in the long term growth drivers of our business and our ability to maintain and expand our market leadership. Now I will turn the call over to Drew for some additional comments.

Drew DeFerrari - Dycom Industries — CFO

Thanks, Steve, and good afternoon, everyone. To provide an update on liquidity, our financial position remained strong in the second quarter, and we ended the period with over $74 million in cash on hand. This reflects solid cash collections and prudent management of capital expenditures in the current economic environment. Available liquidity at the end of the quarter was over $217 million, which includes cash on hand and availability under our credit agreement. During the period, we repaid $30 million under our revolving credit facility, which represented all amounts that were outstanding.

As identified in today’s press release, we anticipate incurring a noncash goodwill impairment charge during the second quarter. This charge results from an interim test for impairment prompted by a sustained reduction in the Company’s market capitalization compared to the book value of shareholders equity. Our interim testing included a reassessment of a number of valuation assumptions, including customer spending in the current economic environment. We’re in the process of completing the impairment analysis, and the charge is expected to be between $85 million and $105 million on a pretax basis, which will increase the loss from continuing operations reported in the press release earlier today. This range is based on our best estimates at this time and the actual charge will be determined upon completion of the analysis. While the charge will affect earnings per share for the quarter, it will not affect our operating cash flow or availability under our revolving credit facility.

Lastly, subsequent to the end of the quarter, one of our top ten customers indicated publicly that it intends to implement a financial restructuring through a Chapter 11 filing to be initiated on or before April 1, 2009. Additionally, this customer indicated publicly that its intended plan for the financial restructuring contemplates paying trade creditors in full. Currently, we have outstanding accounts receivable and net unbilled revenues of approximately $3.4 million from this customer. We continue to work for this customer today and we believe that the amounts owed for work performed are collectible in full. Now I will turn the call back over to Steve.

Steven Nielsen - Dycom Industries — President & CEO

Thanks, Drew. Now, Martha, we will open the call for any questions.

Operator

Thank you. (Operator Instructions). One moment, please, for your first question. Our first question comes from the line of Jack Kasprzak from BB&T Capital Markets.

Jack Kasprzak - BB&T Capital Markets — Analyst

Thanks, good afternoon, Steve.

Steven Nielsen - Dycom Industries — President & CEO

Hey, Jack.

Jack Kasprzak - BB&T Capital Markets — Analyst

I wanted to ask first whether you guys bought back any stock in the quarter.

Steven Nielsen - Dycom Industries — President & CEO

We did not, Jack, but we’ll give full cash flow details on the next call next week as we’re finalizing everything. But we did not repurchase any stock. Just the bonds.

Jack Kasprzak - BB&T Capital Markets — Analyst

And with regard to the stimulus package that appears to be set to be signed today by the President, you guys see anything in that program that could help your business in the next 12 or 24 months?

Steven Nielsen - Dycom Industries — President & CEO

There are two parts of the stimulus package that are addressed toward broadband deployments and rural and unserved or underserved areas. One is an appropriation of about $2.5 billion to the RUS, which has funded a number of rural deployments of fiber to the home, and we are pursuing and actually performing a number of RUS projects at this point. So that certainly is helpful that there’s additional funding for that program. The other program, which is going to be administered by a different department, is about $4.5 billion. That’s a little bit more diffuse in terms of the objectives of the bill, at least as I read it yesterday, but certainly there are grants available under that program also to speed deployment of broadband in unserved and underserved areas, predominantly rural America. So certainly in total about $7.2 billion. We’ll just have to see how each of the program plays out, particularly the larger program as it is new, whereas the RUS program is already in motion and projects are being funded every day.

Jack Kasprzak - BB&T Capital Markets — Analyst

Okay, great, thanks very much.

Operator

Thank you. Our next question comes from the line of Simon Leopold with Morgan Keegan. Please go ahead.

Simon Leopold - Morgan Keegan & Co., Inc. — Analyst

Thank you. Couple things. In terms of the different segments of your customers, was there any difference between your cable TV customers and your telco customers, or was it that broad based?

Steven Nielsen - Dycom Industries — President & CEO

It was very broad based, Simon, with the exception that the cable installation business for a couple customers held up a little bit better. And I think that’s not because the business wasn’t off overall, but they have been pursuing a vendor consolidation strategy, and we were the beneficiary of that over the last couple quarters. And so I think on a year-over-year basis that consolidation supported our results, but it was fairly broad based across really all geographies and most of of the businesses that we’re in.

Simon Leopold - Morgan Keegan & Co., Inc. — Analyst

Now, if we also look at a snapshot of — you’re I guess three weeks into the current quarter — have things improved, or are they very much similar to what you experienced during the month of January and December? Where are you running right now with three weeks to sort of judge it on?

Steven Nielsen - Dycom Industries — President & CEO

The month of February is always a different — a difficult one, Simon, to evaluate week by week because of the impact of winter weather. And so I think it’s hard to draw any conclusions on a relative basis to January what the underlying trends are until we get a little farther along in the quarter, and look at the weather. But we haven’t seen anything that materially changes our views on where the quarter is going to be.

Simon Leopold - Morgan Keegan & Co., Inc. — Analyst

Okay. Just one last one. On gross margin, you have got, I guess, some puts and takes here. I’m just wondering if you could talk to what your expectations are for the gross margin in the quarter and how much of an impact you are getting from low utilization versus the tailwind from lower fuel costs for your trucks?

Steven Nielsen - Dycom Industries — President & CEO

We’ll talk more fully on the next call, but I can tell you that right now we would much rather be fully utilized and have $3 gas than have a quarter that was as slow as this one was and have $2 gas. So for us, I think utilization is important. I think the effect that we’re working through is the same one that we did last year where we saw a step-down around the first of the year established as a new base level, and we’ve got to adjust our workforce and overhead to that new lower level.

Simon Leopold - Morgan Keegan & Co., Inc. — Analyst

Okay. Thank you.

Operator

Thank you. (Operator Instructions). Our next question comes from the line of Min Cho with FBR Capital Markets. Please go ahead.

Min Cho - Friedman, Billings, Ramsey Group, Inc. — Analyst

Hey, Steve.

Steven Nielsen - Dycom Industries — President & CEO

Hey, Min.

Min Cho - Friedman, Billings, Ramsey Group, Inc. — Analyst

Quick question on any direct or indirect impact that you are having from the delay of the nationwide digital conversion by about six months?

Steven Nielsen - Dycom Industries — President & CEO

We never saw that as going to be a huge driver to the installation business, and so I don’t think that it’s observable in the business to this point. I think, if anything, it was going to be a positive catalyst, which may have been delayed, but the delay hasn’t been negative in any way.

Min Cho - Friedman, Billings, Ramsey Group, Inc. — Analyst

Okay. Then in terms of the stimulus impact for the $4.7 billion and the $2.5 billion, do you know how those funds are going to be distributed? In other words, are we going to see — will we see an increase in project work related to some of those programs or it will fall under most of your MSAs?

Steven Nielsen - Dycom Industries — President & CEO

No, I think to a large part that stimulus will flow through projects — at least that’s the way RUS funding has historically flowed. The new funding, the $4.7 billion, has a number of different things in it, including a very large appropriation for mapping of broadband that won’t have a significant impact on the business. But I think we’d see much more on the project side than through the master service agreements, which tend to be in more urban or suburban areas.

Min Cho - Friedman, Billings, Ramsey Group, Inc. — Analyst

All right, thank you.

Operator

Thank you. (Operator Instructions). Our next question comes from the line of Alan Mitrani with Sylvan Lake Asset Management. Please go ahead.

Alan Mitrani - Sylvan Lake Management — Analyst

Thank you? How many employees were at the company at the end of the quarter?

Steven Nielsen - Dycom Industries — President & CEO

Right around 9,400, Alan.

Alan Mitrani - Sylvan Lake Management — Analyst

9,400, okay. And you have talked about cutting SG&A. Were you happy this quarter with your SG&A cuts in terms of where they came in? Or do you think there needs to still be done — more done in that area?

Steven Nielsen - Dycom Industries — President & CEO

I think we hit the objectives that we set for the quarter in reducing G&A. It’s never a pleasant task. We had some good employees that we just don’t have the work to support. We’re going to continue to fine-tune that as we get into the construction season and see what the seasonal impact is on the business. So I think we did what we set out to do. Was it enough? Clearly the results are not good, so we wish we could have done more, but we were happy on the G&A line of what we did accomplish in the quarter.

Alan Mitrani - Sylvan Lake Management — Analyst

Okay. And also, your depreciation and amortization seems like it’s starting to trend down now as you cycle through some of that CapEx spend that you spent a year or two ago. Should we expect D&A to continue to trend down quarterly over the next year or so?

Steven Nielsen - Dycom Industries — President & CEO

I think the way to think about that, Alan, really isn’t what we spent over the last couple years, but to think back five years. For the most part, we depreciate assets over five to six years. So at the point where the current period spending is lower than what we did in the five year ago period, then you will see depreciation come down. We also have some purchase amortization that steps down over a number of periods, and as we get — as those acquisitions are further behind us, that purchase amortization will also go down.

Alan Mitrani - Sylvan Lake Management — Analyst

Okay. Thank you. For the full year, have you revised your thoughts on CapEx at all?

Steven Nielsen - Dycom Industries — President & CEO

We have not. We’ll talk more about that next week, but we’re still comfortable based on where we’re at right now on the guidance that we’ve provided previously at $25 million to $30 million on a net basis.

Alan Mitrani - Sylvan Lake Management — Analyst

Okay. And how many employees, if you have that, are left in UtiliQuest right now? Do you know that number roughly?

Steven Nielsen - Dycom Industries — President & CEO

In the locating business, it’s in line with the reduction that we have seen for the overall business.

Alan Mitrani - Sylvan Lake Management — Analyst

You had like 1,900 employees when you bought it about five years ago. Just wondering roughly now is it half that number? Is it a lot less?

Steven Nielsen - Dycom Industries — President & CEO

Actually, the business is about the same size, Alan. We had growth, then obviously as the economy rolled over, we’ve seen some reductions, but nothing that’s any more material about that business than any other one.

Alan Mitrani - Sylvan Lake Management — Analyst

Okay. And can you talk about the bonds? What price — you say basically you reduced — you had $150 million of bonds outstanding. You took it down by $4.65 million, so now you have $145 million and change outstanding. What price did you pay for the bonds?

Steven Nielsen - Dycom Industries — President & CEO

$4.65 million less the $1.3 million gain.

Alan Mitrani - Sylvan Lake Management — Analyst

That’s what I would assume.

Steven Nielsen - Dycom Industries — President & CEO

There may be some minor expenses in there, but essentially that’s the number.

Alan Mitrani - Sylvan Lake Management — Analyst

So if we could just focus on that if you are paying $0.70 something on the dollar and you have a very — and you have an unused credit line and could you basically make fixed debt sort of variable so you have the ability to pay it down, why not have a tender for some of your debt?

Steven Nielsen - Dycom Industries — President & CEO

I think, Alan, we’re continuing to work through what the right uses of our cash capital is. Obviously liquidity has a value, in this type of economy, and in this type of financing climate that we have to be aware of. And it isn’t just as simple as plugging a couple inputs to a model and coming to an answer. But certainly we’ll think that through. We think the availability on the credit line is important to have, and we’ll balance that against a number of uses, not only just the opportunity to repurchase bonds.

Alan Mitrani - Sylvan Lake Management — Analyst

Okay. Thank you.

Operator

Thank you. (Operator Instructions).

Steven Nielsen - Dycom Industries — President & CEO

Okay, Martha, there being no questions, we’ll conclude the call, and we will be releasing results a week from today and conference and a call scheduled for the next day, which is Wednesday. Thank you.

Operator

Thank you. Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and for using AT&T Executive TeleConference. You may now disconnect.